     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 1, 2006.

                                              FILE NO. 333-

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                                UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, DC 20549

                                 ------------

                                   FORM S-3

                            REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933

                                 ------------

                        HARTFORD LIFE INSURANCE COMPANY

            (Exact name of registrant as specified in its charter)

                                  CONNECTICUT

        (State or other jurisdiction of incorporation or organization)

                                  06-094148

                    (I.R.S. Employer Identification Number)

                                P.O. BOX 2999
                      HARTFORD, CONNECTICUT 06104-2999

                    (Address of Principal Executive Office)

                            CHRISTOPHER M. GRINNELL
                       HARTFORD LIFE INSURANCE COMPANY
                               P.O. BOX 2999
                      HARTFORD, CONNECTICUT 06104-2999
                               (860) 843-5445

              (Name, address, including zip code, and telephone
             number, including area code, of agent for service)

                                 ------------

      APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   AS SOON AS PRACTICABLE AFTER THE DATE OF THIS REGISTRATION STATEMENT.

                                 ------------

    If any of the securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: /X/

    If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. / /

                        CALCULATION OF REGISTRATION FEE

                                                                              PROPOSED
                                                                              MAXIMUM
          TITLE OF EACH                AMOUNT        PROPOSED MAXIMUM        AGGREGATE          AMOUNT OF
       CLASS OF SECURITIES               TO BE        OFFERING PRICE          OFFERING         REGISTRATION
         TO BE REGISTERED              REGISTERED        PER UNIT             PRICE(1)             FEE
---------------------------------------------------------------------------------------------------------------
Deferred Annuity Contracts &
   Participating Interests Therein           N/A            (1)                 N/A               (2)

(1)  The maximum aggregate offering price is estimated solely for the purpose of determining the registration fee. The amount being registered and the proposed maximum offering price per unit are not applicable in that these contracts are not issued in predetermined amounts or units.
(2)  Pursuant to Rule 457(p) under the Securities Act of 1933, unsold securities previously registered on
     Form S-2 (File No. 333-46376 filed on September 22, 2000) are being carried forward to this Registration
     Statement. As of March 31, 2006, the amount of unsold securities was $509,597,000. A registration fee in the amount of $132,000 was previously paid in connection with File No. 333-46376.


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                                    PART I

CRC(R) COMPOUND RATE CONTRACT

MODIFIED GUARANTEED ANNUITY CONTRACT
HARTFORD LIFE INSURANCE COMPANY
P.O. BOX 5085
HARTFORD, CONNECTICUT 06102-5085

TELEPHONE:    1-800-862-6668


                                                           [THE HARTFORD LOGO]

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This Prospectus describes participating interests in a group deferred annuity Contract and individual deferred annuity Contracts. Both are designed and offered to provide retirement programs for you if you are an eligible individual. With respect to the group Contract, eligible individuals include persons who have established accounts with certain broker-dealers which have entered into a distribution agreement to offer participating interests in the Contract, and members of other eligible groups. (See "Distribution of Contracts"). An individual deferred annuity Contract is offered in certain states and to certain trusts. Certain Qualified Plans may also purchase the Contract. (See Appendix A).

For a description of individual Contracts issued in certain states where this Contract has not been approved, see Appendix B. Participation in a group Contract will be separately accounted for by the issuance of a Certificate evidencing your interest under the Contract. Participation in an individual Contract is evidenced by the issuance of an individual annuity Contract. The Certificate and individual annuity Contract are hereafter referred to as the "Contract."

A minimum single purchase payment of at least $5,000 for Non-Qualified Contracts ($2,000 for Qualified Contracts) must accompany the application for a Contract. Hartford Life Insurance Company ("Hartford") reserves the right to limit the maximum single purchase payment amount. No additional payment is permitted on a Contract although eligible individuals may purchase more than one Contract. (See "Application and Purchase Payment").

Purchase payments become part of the general assets of Hartford. Hartford intends generally to invest proceeds from the Contracts in investment-grade securities. (See "Investments by Hartford").

THIS PROSPECTUS IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE SECURITIES AND EXCHANGE COMMISSION DOESN'T APPROVE OR DISAPPROVE THESE SECURITIES OR DETERMINE IF THE INFORMATION IS TRUTHFUL OR COMPLETE. ANYONE WHO REPRESENTS THAT THE SECURITIES AND EXCHANGE COMMISSION DOES THESE THINGS MAY BE GUILTY OF A CRIMINAL OFFENSE.

This prospectus can also be obtained from the Securities and Exchange Commission's website: (www.sec.gov).

Annuity contracts ARE NOT:

-   A bank deposit or obligation

-   Federally insured

-   Endorsed by any bank or governmental agency

This annuity may not be available for sale in all states.
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PROSPECTUS DATED: MAY 1, 2006

2                                            HARTFORD LIFE INSURANCE COMPANY

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AVAILABLE INFORMATION

We are required by the Securities Exchange Act of 1934 to file reports and other information with the SEC. You may read or copy these reports at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C., 20549. You may call the SEC at 1-800-SEC-0330 for further information on the public reference room. You may also obtain reports, proxy and information statements and other information about us at the SEC's website at: www.sec.gov.

We filed a registration statement ("Registration Statement") relating to the Contracts offered by this prospectus with the SEC under the Securities Act of 1933. This Prospectus has been filed as a part of the Registration Statement and does not contain all of the information contained in the Registration Statement. For more information about the Contracts and us, you may obtain a copy of the Registration Statement in the manner set forth in the preceding paragraph.

In addition, the SEC allows Hartford to "incorporate by reference" information that Hartford files with the SEC into this prospectus, which means that incorporated documents are considered part of this prospectus. Hartford can disclose important information to you by referring you to those documents. Information that Hartford files with the SEC will automatically update and supercede the information in this prospectus.


This prospectus incorporates by reference the following documents:



  (a) Our Annual Report on Form 10-K for the fiscal year ended December 31,
      2005;



  (b) Our Quarterly Report on Form 10-Q for the period ended March 31, 2006;
      and



  (c) Until this offering has been completed, any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934.



Statements in this prospectus, or in documents that we file later with the SEC and that legally become part of this prospectus, may change or supercede statements in other documents that are legally part of this prospectus. Accordingly, only the statement that is changed or replaced will legally be a part of this prospectus.


Hartford will provide without charge to each person to whom a copy of this Prospectus has been delivered, upon the written or oral request of such person, a copy of the document referred to above which has been incorporated by reference in this Prospectus, other than exhibits to such document. Requests for such copies should be directed to Hartford Life Insurance Company, P.O. Box 5085, Hartford, Connecticut 06102-5085, telephone: 1-800-862-6668.

HARTFORD LIFE INSURANCE COMPANY                                            3

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TABLE OF CONTENTS


                                                                                                                            PAGE
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SUMMARY                                                                                                                         5
GLOSSARY OF SPECIAL TERMS                                                                                                       6
DESCRIPTION OF CONTRACTS                                                                                                        7
   A. Application and Purchase Payment                                                                                          7
   B. Accumulation Period                                                                                                       7
     1. Initial and Subsequent Guarantee Periods                                                                                7
     2. Establishment of Guarantee Rates and Current Rates                                                                      8
     3. Surrenders                                                                                                              8
        (a) General                                                                                                             8
        (b) Surrender Charge                                                                                                    9
        (c) Market Value Adjustment                                                                                             9
        (d) Special Surrenders                                                                                                  9
     4. Guarantee Period Exchange Option                                                                                       10
     5. Premium Taxes                                                                                                          10
     6. Death Benefit                                                                                                          10
     7. Payment Upon Partial or Full Surrender                                                                                 10
   C. Annuity Period                                                                                                           11
     1. Electing the Annuity Commencement Date and Form of Annuity                                                             11
     2. Change of Annuity Commencement Date or Annuity Option                                                                  11
     3. Annuity Options                                                                                                        11
     4. Annuity Payment                                                                                                        11
     5. Death of Annuitant After Annuity Commencement Date                                                                     12
INVESTMENTS BY HARTFORD                                                                                                        12
AMENDMENT OF CONTRACTS                                                                                                         12
ASSIGNMENT OF CONTRACTS                                                                                                        12
DISTRIBUTION OF CONTRACTS                                                                                                      13
FEDERAL TAX CONSIDERATIONS                                                                                                     14
   A. Introduction                                                                                                             14
   B. Taxation of Hartford                                                                                                     15
   C. Taxation of Annuities -- General Provisions Affecting Contracts Not Held in Tax-Qualified Retirement Plans               15
     1. Non-Natural Persons as Owners                                                                                          15
     2. Other Contract Owners (Natural Persons)                                                                                15
        a. Distributions Prior to the Annuity Commencement Date                                                                15
        b. Distributions After Annuity Commencement Date                                                                       16
        c. Aggregation of Two or More Annuity Contracts                                                                        16
        d. 10% Penalty Tax -- Applicable to Certain Surrenders and Annuity Payments                                            16
        e. Special Provisions Affecting Contracts Obtained through a Tax-Free Exchange of Other Annuity or Life
            Insurance Contracts Purchased Prior to August 14, 1982                                                             17

4                                            HARTFORD LIFE INSURANCE COMPANY

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        f. Required Distributions                                                                                              17
        g. Addition of Riders                                                                                                  17
        h. Partial Exchanges                                                                                                   17
   D. Federal Income Tax Withholding                                                                                           18
   E. General Provisions Affecting Qualified Retirement Plans                                                                  18
   F. Annuity Purchases By Nonresident Aliens and Foreign Corporations                                                         18
   G. Estate, Gift and Generation-Skipping Transfer Tax and Related Tax Considerations                                         18
INFORMATION REGARDING TAX-QUALIFIED RETIREMENT PLANS                                                                           18
THE COMPANY                                                                                                                    22
   Business of Hartford Life Insurance Company
LEGAL OPINION                                                                                                                  22
EXPERTS                                                                                                                        22
APPENDIX A -- MODIFIED GUARANTEED ANNUITY FOR QUALIFIED PLANS                                                                  23
APPENDIX B -- SPECIAL PROVISIONS FOR INDIVIDUAL CONTRACTS ISSUED IN THE STATES OF CALIFORNIA, MICHIGAN, MISSOURI, NEW
   YORK, OREGON, SOUTH CAROLINA, TEXAS, VIRGINIA AND WISCONSIN                                                                 24
APPENDIX C -- MARKET VALUE ADJUSTMENT                                                                                          25


THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING IN ANY JURISDICTION IN WHICH SUCH OFFERING MAY NOT LAWFULLY BE MADE. NO DEALER, SALES PERSON, OR OTHER PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED ON.

HARTFORD LIFE INSURANCE COMPANY                                            5

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SUMMARY

Upon application, or purchase order, you select an initial Guarantee Period from among those then offered by Hartford. (See "Initial and Subsequent Guarantee Periods" and "Establishment of Guarantee Rates and Current Rates"). Your purchase payment (less surrenders and less applicable premium taxes, if any) will earn interest at the initial Guarantee Rate which is an Annual Effective Rate of Interest. Interest is credited daily to your account using the Compound Interest Method. (See "Accumulation Period -- Initial and Subsequent Guarantee Periods").

At the end of each Guarantee Period, a subsequent Guarantee Period of the same duration will begin unless, within the 30-day period preceding the end of such Guarantee Period, you elect a different duration from among those offered by us at that time. In no event may subsequent Guarantee Periods extend beyond the Annuity Commencement Date then in effect.

The Account Value as of the first day of each subsequent Guarantee Period will earn interest at the Subsequent Guarantee Rate. Hartford's management will make the final determination as to guarantee rates to be declared. We cannot predict, nor can we guarantee, future guarantee rates. (See "Initial and Subsequent Guarantee Periods" and "Establishment of Guarantee Rates and Current Rates").

Subject to certain restrictions, partial and total surrenders are permitted. However, such surrenders may be subject to a surrender charge and/or a Market Value Adjustment. A full or partial surrender made preceding the end of a Guarantee Period will be subject to a Market Value Adjustment. Except as described below, the surrender charge will be deducted from any partial or full surrender made before the end of the seventh Contract Year. The surrender charge will be equal to seven percent of the Gross Surrender Value in the first Contract Year, and be reduced by one percentage point for each of the next six Contract Years.

For a surrender made at the end of the initial guarantee period, no surrender charge will be applied, provided such surrender occurs on or after the end of the third contract year. For a surrender made at the end of any other guarantee period, no surrender charge will be applied, provided such surrender occurs on or after the end of the fifth contract year. A request for surrender at the end of a guarantee period must be received in writing within 30 days preceding the end of the guarantee period. A Market Value Adjustment will not be applied.

No surrender charges will be applicable to the application of your Account Value to purchase an annuity on the Annuity Commencement Date. A Market Value Adjustment will be applied if the Annuity Commencement Date is not at the end of a Guarantee Period. To elect an Annuity Option you must notify us at least 30 days before the Annuity Commencement Date.

In addition, we will send you any interest that has been credited during the prior 12 months if you so request in writing. We will not impose any surrender charge or Market Value Adjustment on such interest payments. Any such surrender may, however, be subject to tax. (See "Surrenders" and "Federal Tax Considerations").

The Market Value Adjustment reflects the relationship between the Current Rate for the duration remaining in the Guarantee Period at the time you request the surrender and the applicable Guarantee Rate being applied to your Account Value. Since Current Rates may reflect, in part, the investment yields available to Hartford (see "Investments By Hartford"), the effect of the Market Value Adjustment will be closely related to the levels of such yields. It is possible, therefore, that should such yields increase significantly from the time you purchased your Contract, the amount you would receive upon a full surrender of your Contract may be less than your original purchase payment. If such yields should decrease significantly, the amount you would receive upon a full surrender may be more than your original purchase payment.

We may defer payment of any partial or full surrender for a period not exceeding six months from the date of our receipt of your written notice of surrender or the period permitted by state insurance law, if less. Such a deferral of payment will be for a period greater than 30 days only under highly unusual circumstances. Interest of at least 4 1/2% per annum will be paid on any amounts deferred for more than 30 days if Hartford chooses to exercise this deferral right. (See "Payment Upon Partial or Full Surrender").

On the Annuity Commencement Date specified by you, Hartford will make a lump-sum payment or start to pay a series of payments based on the Annuity Options selected by you. (See "Annuity Period").

The Contract provides for a Death Benefit. If the Annuitant dies before the Annuity Commencement Date and there is no designated Contingent Annuitant surviving, or if the Participant dies before the Annuity Commencement Date, the Death Benefit will be payable to the Beneficiary as determined under the Contract Control Provisions. With regard to joint Participants, at the first death of a joint Participant preceding the Annuity Commencement Date, the Beneficiary will be the surviving Participant notwithstanding that the designated Beneficiary may be different. The Death Benefit is calculated as of the date we receive written notification of Due Proof of Death at the offices of Hartford.

The Death Benefit will equal the Account Value. If the named Beneficiary is the spouse of the Participant and the Annuitant is living, the spouse may elect, in lieu of receiving the Death Benefit, to become the Participant and continue the Contract. (See "Death Benefit").

A deduction will be made for premium taxes for Contracts sold in certain states. (See "Premium Taxes").

Certain special provisions apply only with respect to Contracts issued in the states of California, Michigan, Missouri, New York, Oregon, South Carolina, Texas, Virginia and Wisconsin. These are set forth in detail in Appendix B.

6                                            HARTFORD LIFE INSURANCE COMPANY

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For Contracts issued as individual retirement annuities, Hartford will refund the purchase payment to the Participant if the Contract is returned to Hartford within seven days after Contract delivery.

GLOSSARY OF SPECIAL TERMS

In this Prospectus, "we," "us," and "our" refer to Hartford Life Insurance Company. With respect to a group deferred annuity Contract, "you," "yours," and "Participant" refer to a person/persons who has/have been issued a Certificate. With respect to an individual annuity Contract, "you," "yours," and "Participant" refer to a person/persons who has/have been issued a Contract.

In addition, as used in this Prospectus, the following terms have the indicated meanings:

ACCOUNT VALUE: As of any date on which the New York Stock Exchange is open for business, the Account Value is the sum of the purchase payment and all interest earned to date less the sum of the Gross Surrender Value of any surrenders made to that date.

ANNUAL EFFECTIVE RATE OF INTEREST: At the beginning of a year, the rate of return an investment will earn during that year, where interest is not paid until the end of the year (i.e., no surrenders or interest surrenders are made during the year). If interest surrenders are taken more frequently than annually, the total interest for a given year will be less than the Annual Effective Rate of Interest times the Account Value at the beginning of the year.


ANNUITANT: The person upon whose life Annuity payments are issued.


ANNUITY COMMENCEMENT DATE: The date designated in the Contract or otherwise by the Participant on which annuity payments are to start.

BENEFICIARY: The person entitled to receive benefits per the terms of the Contract in case of the death of the Annuitant or the Participant or Joint Participant, as applicable.

COMPOUND INTEREST METHOD: The process of interest being reinvested to earn additional interest on a daily basis. This method results in an exponential calculation of daily interest.

CONTRACT: For a group annuity Contract, "Contract" means the Certificate evidencing a participating interest in the group annuity Contract as set forth in this Prospectus. Any reference in this Prospectus to "Contract" includes the underlying group annuity Contract. For an individual annuity Contract, "Contract" means that individual annuity contract.

CONTRACT DATE: The effective date of Participant's participation under the group annuity Contract, as designated in the Contract, or the date of issue of an individual annuity Contract.

CONTRACT YEAR: A continuous 12 month period commencing on the Contract Date and each anniversary thereof.

CONTINGENT ANNUITANT: The person so designated by the Participant, who upon the Annuitant's death, prior to the Annuity Commencement Date, becomes the Annuitant.

CURRENT RATE: The applicable interest rate contained in a schedule of rates established by us from time to time for various durations.

DUE PROOF OF DEATH: A certified copy of a death certificate, an order of a court of competent jurisdiction, a statement from a physician who attended the deceased or any other proof acceptable to Hartford.

GROSS SURRENDER VALUE: As of any date, that portion of the Account Value specified by you for a full or a partial surrender.

GUARANTEE PERIOD: The period for which either an initial Guarantee Rate or Subsequent Guarantee Rate is credited.

HARTFORD: Hartford Life Insurance Company.

GUARANTEE RATE: The rate of interest credited and compounded annually during the Guarantee Period.

IN WRITING: A written form satisfactory to us and received at our offices,
Attn.: Individual Product Services, P.O. Box 5085, Hartford, Connecticut 06102-5085.

MARKET VALUE ADJUSTMENT: A positive or negative financial adjustment made in connection with a full or partial surrender or annuitization during a Guarantee Period. The adjustment will reflect the relationship between the Current Rate for a new contract of the duration remaining in the Guarantee Period(s) at surrender or upon annuitization during a Guarantee Period and the interest rate for the Guarantee Period then applicable under the Contract.

NET SURRENDER VALUE: The amount payable to you on a full or partial surrender under the Contract after the application of any Contract charges and/or Market Value Adjustment.

NON-QUALIFIED CONTRACT: A Contract which is not classified as, or issued in connection with, a tax-qualified retirement plan using pre-tax dollars under the Internal Revenue Code of 1986, as amended (the "Code").

PURCHASE PAYMENT: The payment made to Hartford pursuant to the terms of the Contract.

QUALIFIED CONTRACT: A Contract which qualifies as, or issued in connection with, a tax-qualified retirement plan using pre-tax dollars under the Code, such as an employer-sponsored Section 401(k) plan or an eligible state deferred compensation plan under Section 457.

SUBSEQUENT GUARANTEE RATE: The rate of interest established by us for the applicable subsequent Guarantee Period.

HARTFORD LIFE INSURANCE COMPANY                                            7

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DESCRIPTION OF CONTRACTS

A. APPLICATION AND PURCHASE PAYMENT

To apply for a Contract, you must complete an application form or an order to purchase. The application, along with your purchase payment, must be submitted to Hartford for its approval.

The Contracts are issued within a reasonable time after the payment of a single purchase payment. You may not contribute additional purchase payments to a Contract in the future. You may, however, purchase additional Contracts, if you are an eligible individual, at then-prevailing Guarantee Rates and terms.

The minimum purchase payment for a Contract is $5,000 for Non- Qualified Contracts ($2,000 for Qualified Contracts). Hartford retains the right to limit the amount of the maximum purchase payment.

Your purchase payment becomes part of our general assets and is credited to an account we establish for you. We will generally confirm your purchase payment in writing within five business days of receipt. You start earning interest on your account the day the purchase payment is applied.

In the event that your application or an order to purchase is not properly completed, we will attempt to contact you in writing or by telephone. We will return the purchase payment three weeks after its receipt by us if the application or an order to purchase has not, by that time, been properly completed.

B. ACCUMULATION PERIOD

1. INITIAL AND SUBSEQUENT GUARANTEE PERIODS

Upon application, you will select the duration of your Initial Guarantee Period from among those durations offered by us. The duration you select will determine your initial Guarantee Rate. Your purchase payment (less surrenders and less applicable premium taxes, if any) will earn interest at the initial Guarantee Rate which is an Annual Effective Rate of Interest. Interest is credited daily to your account using the Compound Interest Method. With compound interest, the total investment of principal and interest earned to date is invested at all times. You continue to earn interest on interest already earned. However, when surrenders are made during the year, interest on the amount of the surrenders is lost for the remainder of the year.

Set forth below is an illustration of how interest would be credited to your Account Value during each Guarantee Period, using a five year Guarantee Period. For the purpose of this example, we have made the assumptions.

No full or partial surrenders or pre-authorized distributions of interest during the entire five year period. A Market Value Adjustment, surrender charge, or both may apply to any such surrenders or distributions (see "Surrenders"). The hypothetical interest rates are illustrative only and are not intended to predict future interest rates to be declared under the contract. Actual interest rates declared for any given time may be more or less than those shown.

             EXAMPLE OF COMPOUNDING AT THE INITIAL GUARANTEE RATE

Beginning Account Value:   $50,000
Guarantee Period:          5 years
Guarantee Rate:            5.50% per annum

                                                                                     END OF CONTRACT YEAR:
                                                                YEAR 1        YEAR 2        YEAR 3        YEAR 4        YEAR 5
                                                              ------------  ------------  ------------  ------------  ------------
Beginning Account Value....................................   $ 50,000.00
   (1+Guarantee Rate)......................................         1.055
                                                              $ 52,750.00
Account Value at end of Contract Year 1....................                 $ 52,750.00
x (1+Guarantee Rate).......................................                       1.055
                                                                            $ 55,651.25
Account Value at end of Contract Year 2....................                               $ 55,651.25
x (1+Guarantee Rate).......................................                                     1.055
                                                                                          $ 58,712.07
Account Value at end of Contract Year 3....................                                             $ 58,712.07
x (1+Guarantee Rate).......................................                                                   1.055
                                                                                                        $ 61,941.23
Account Value at end of Contract Year 4....................                                                           $ 61,941.23
x (1+Guarantee Rate).......................................                                                                 1.055
                                                                                                                      $ 65,348.00
Account Value at end of Guarantee Period...................                                                           $ 65,348.00

Total Interest Credited in Guarantee Period.........................           $65,348.00 - 50,000.00 = $15,348.00
Account Value at end of Guarantee Period............................           $50,000.00 + 15,348.00 = $65,348.00
Account Value after 180 days from the Contract Date.................       $50,000 x (1.055)(180/365) = $51,337.77

8                                            HARTFORD LIFE INSURANCE COMPANY

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Unless you elect to make a surrender (see "Surrenders"), a subsequent Guarantee Period will automatically commence at the end of a Guarantee Period. Each subsequent Guarantee Period will be of the same duration as the previous Guarantee Period unless you elect in writing, on any day within the 30 day period preceding the end of the current Guarantee Period, a Guarantee Period of a different duration from among those offered by us at that time. Under a program currently offered by Hartford, this 30-day period is extended to 90 days, however a Market Value Adjustment will apply to your current Account Value if you do not elect the subsequent Guarantee Period during the 30-day period preceding the end of the current Guarantee Period. Hartford may discontinue this program at any time.

In no event may subsequent Guarantee Periods extend beyond the Annuity Commencement Date then in effect. For example, if you are age 62 upon the expiration of a Guarantee Period and you have chosen age 65 as an Annuity Commencement Date, we will provide a three year Guarantee Period to equal the number of years remaining before your Annuity Commencement Date. Your Account Value will then earn interest at a Guarantee Rate which we have declared for that duration. The Guarantee Rate for the Guarantee Period automatically applied in these circumstances may be higher or lower than the Guarantee Rate for longer durations.

The Account Value at the beginning of any subsequent Guarantee Period will be equal to the Account Value at the end of the Guarantee Period just ending. This Account Value (less surrenders made after the beginning of the subsequent Guarantee Period) will earn interest compounded annually at the Subsequent Guarantee Rate.

Within 30 days preceding the end of a Guarantee Period, we will notify you that the current rate Guarantee Period is expiring.

2. ESTABLISHMENT OF GUARANTEE RATES AND CURRENT RATES

You will know the initial Guarantee Rate for the Guarantee Period you choose at the time you purchase your Contract. Current Rates will be established periodically along with the Guarantee Rates which will be applicable to subsequent Guarantee Periods. After the end of each Contract Year, we will send you a statement which will show (a) your Account Value as of the end of the preceding Contract Year, (b) all transactions regarding your Contract during the Contract Year, (c) your Account Value at the end of the current Contract Year, and (d) the rate of interest being credited to your Contract.

Hartford has no specific formula for determining the rate of interest that it will declare as Current Rates or Guarantee Rates in the future. The determination of Current Rates and Guarantee Rates may reflect, in part, the income anticipated from the types of debt instruments in which Hartford intends to invest the proceeds attributable to the Contracts. (See "Investments by Hartford"). In addition, Hartford's management may also consider various other factors in determining Current Rates and Guarantee Rates for given periods, including regulatory and tax requirements; sales commissions and administrative expenses borne by Hartford; general economic trends; and competitive factors.

Hartford's management will make the final determination as to Current Rates and Guarantee Rates to be declared. We cannot predict, nor can we guarantee, future current rates or guarantee rates.

Under a program currently offered by Hartford, you may exchange your Contract for a new CRC Contract and receive an enhanced rate. You must elect for this program in writing within the 90-day period preceding the end of the current Guarantee Period. A Market Value Adjustment will apply to your current Account Value if this election is not made within the 30-day period preceding the end of the current Guarantee Period. A new surrender charge schedule will begin under the new Contract. This program is not available if your Contract is less than five years old unless this will be the first renewal of an initial three-year Guarantee Period. Hartford may discontinue or modify this program at any time.

3. SURRENDERS

  (A) GENERAL

Full surrenders may be made under a Contract at any time. Partial surrenders may only be made if:

  i.  the Gross Surrender Value is at least $1,000; and

  ii. the remaining Account Value after the Gross Surrender Value has been deducted is at least $5,000.

In the case of all surrenders, the Account Value will be reduced by the Gross Surrender Value on the Surrender Date and the Net Surrender Value will be payable to you. The Net Surrender Value equals:

(A - B) x C, where:

A = the Gross Surrender Value;

B = the surrender charge plus any unpaid premium tax; and

C = the Market Value Adjustment.

Hartford will, upon request, inform you of the amount payable upon a full or partial surrender.

Any full, partial or special surrender may be subject to tax. (See "Federal Tax Considerations")

THERE ARE CERTAIN RESTRICTIONS ON SECTION 403(b) TAX-SHELTERED ANNUITIES. AS OF DECEMBER 31, 1988, ALL SECTION 403(b) ANNUITIES HAVE LIMITS ON FULL AND PARTIAL SURRENDERS. CONTRIBUTIONS TO THE CONTRACT MADE AFTER DECEMBER 31, 1988 AND ANY INCREASES IN CASH VALUE AFTER DECEMBER 31, 1988 MAY NOT BE DISTRIBUTED UNLESS THE CONTRACT OWNER/EMPLOYEE HAS: (A) ATTAINED AGE 59 1/2, (B) TERMINATED EMPLOYMENT, (C) DIED, (D) BECOME DISABLED, OR (E) EXPERIENCED FINANCIAL HARDSHIP.

HARTFORD LIFE INSURANCE COMPANY                                            9

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DISTRIBUTIONS DUE TO FINANCIAL HARDSHIP OR SEPARATION FROM SERVICE MAY STILL BE SUBJECT TO A PENALTY TAX OF 10%.

HARTFORD WILL NOT ASSUME ANY RESPONSIBILITY IN DETERMINING WHETHER A SURRENDER IS PERMISSIBLE, WITH OR WITHOUT TAX PENALTY, IN ANY PARTICULAR SITUATION OR IN MONITORING SURRENDER REQUESTS REGARDING PRE- OR POST- JANUARY 1, 1989 ACCOUNT VALUES.

  (B) SURRENDER CHARGE

No deduction for a sales charge is made from the purchase payment when received. A surrender charge, however, may be deducted from the Gross Surrender Value (before application of any Market Value Adjustment) of any partial or full surrender made before the end of the seventh Contract Year regardless of the length of Guarantee Periods, as follows:

                              SURRENDER CHARGE AS
 CONTRACT YEAR IN WHICH       PERCENTAGE OF GROSS
    SURRENDER IS MADE           SURRENDER VALUE
--------------------------------------------------
            1                          7%
            2                          6%
            3                          5%
            4                          4%
            5                          3%
            6                          2%
            7                          1%
       Thereafter                      0%

No surrender charge will be made for surrenders after Contract Year 7 or certain surrenders effective at the end of a Guarantee Period. (See "Special Surrenders").

The surrender charge may be reduced if you are surrendering to purchase a variable annuity contract issued by Hartford or an affiliate of Hartford.

For example, assume you select an initial Guarantee Period of five years and then you take no action to change the duration of the second Guarantee Period, resulting in a second Guarantee Period also with a duration of five years. Any surrenders made during the sixth Contract Year will be subject to a two percent surrender charge even though you could have made a surrender of up to the Account Value at the end of the initial five year Guarantee Period which would not have been subject to a surrender charge.

  (C) MARKET VALUE ADJUSTMENT

The amount payable on a partial or full surrender made during any Guarantee Period may be adjusted up or down by the application of the Market Value Adjustment. Where applicable, the Market Value Adjustment is applied to Gross Surrender Value, net of any surrender charge.

In the case of either a partial or full surrender, the Market Value Adjustment will reflect the relationship between the Current Rate for the duration remaining in the Guarantee Period at the time you request the surrender, and the Guarantee Rate then applicable to your Contract.

Generally, if your Guarantee Rate is lower than the applicable Current Rate, then the application of the Market Value Adjustment will reduce the payment upon surrender.

Similarly, if your Guarantee Rate is higher than the applicable Current Rate, the application of the Market Value Adjustment will increase the payment upon surrender.

For example, assume you purchase a Contract and select an initial Guarantee Period of ten years and our Guarantee Rate for that duration is 8% per annum. Assume that at the end of seven years you make a partial surrender. If the three year Current Rate is then 6%, the amount payable upon partial surrender will increase after the application of the Market Value Adjustment. On the other hand, if such Current Rate is higher than your Guarantee Rate (for example, 10%), the application of the Market Value Adjustment will cause a decrease in the amount payable to you upon this partial surrender.

Since Current Rates may reflect, in part, the investment yields available to Hartford (see "Investments By Hartford"), the Market Value Adjustment may also reflect, in part, the levels of such yields. It is possible, therefore, that should such yields increase significantly from the time you purchased your Contract, coupled with the application of the surrender charges, the amount you would receive upon a full surrender of your Contract could be less than your original purchase payment.

The formula for calculating the Market Value Adjustment is set forth in Appendix C, which also contains an additional illustration of the application of the Market Value Adjustment.

  (D) SPECIAL SURRENDERS

No surrender charge is imposed:

(1) Upon a surrender made at the end of the initial Guarantee Period, provided such surrender occurs on or after the end of the third Contract Year.

(2) Upon a surrender made at the end of any subsequent Guarantee Period, provided such surrender occurs on or after the end of the fifth Contract Year.

A request for surrender at the end of a Guarantee Period pursuant to (1) and
(2) above must be received in writing by Hartford during the 30 day period preceding the end of that Guarantee Period. Under a program currently offered by Hartford, this period is extended to 90 days if you exchange your Contract for a variable or other annuity issued by Hartford or an affiliate. Hartford may discontinue or modify this program at any time.

(3) Upon the application of your Account Value to purchase an annuity on the Annuity Commencement Date. A Market Value Adjustment will be applied if the Annuity Commencement Date is not at the end of a Guarantee Period. To elect an Annuity Option, Hartford must receive your

10                                           HARTFORD LIFE INSURANCE COMPANY

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    notice in writing at least 30 days before the end of that Guarantee Period.

In addition, we will send you any interest that has been credited during the prior 12 months if you so request in writing. No surrender charge or Market Value Adjustment will apply to such interest payments. Any such surrender may, however, be subject to tax.

For certain tax-qualified plans, we reserve the right to offer by rider an extended surrender privilege, without imposing a surrender charge or Market Value Adjustment.

4. GUARANTEE PERIOD EXCHANGE OPTION

Once each Contract Year you may elect to transfer from your current rate Guarantee Period into a new rate Guarantee Period of a different duration. A Market Value Adjustment will be applied to your current Account Value at the time of transfer. There will be no surrender charge for this exchange. Surrender charges will continue to be based on time elapsed from the original Contract Date. While we currently do not impose a transfer charge, Hartford reserves the right to charge a fee of up to $50 for each transfer.

5. PREMIUM TAXES

A deduction is also made for premium taxes, if applicable, imposed by a state or other governmental entity, generally ranging up to 5.0%. Some states assess the tax at the time purchase payments are made; others assess the tax when annuity payments begin. Hartford will pay premium taxes at the time imposed under applicable law. At its sole discretion, Hartford may deduct premium taxes at the time Hartford pays such taxes to the applicable taxing authorities, upon surrender, or when annuity payments commence.

6. DEATH BENEFIT

If the Annuitant dies before the Annuity Commencement Date and there is no designated Contingent Annuitant surviving, or if the Participant dies before the Annuity Commencement Date, the Death Benefit will be payable to the Beneficiary as determined under the Contract Control Provisions. With regard to Joint Participants, at the first death of a Joint Participant preceding the Annuity Commencement Date, the Beneficiary will be the surviving Participant, notwithstanding that the Designated Beneficiary may be different. The Death Benefit is calculated as of the date we receive at the offices of Hartford written notification of Due Proof of Death. The Death Benefit will equal the Account Value.

The Death Benefit may be taken in one sum, to be paid within six months after the date we receive Due Proof of Death, or under any of the Annuity Options available under the Contract; provided, however, that: (a) in the event of the death of a Participant prior to the Annuity Commencement Date, any Annuity Option selected must provide that any amount payable as a Death Benefit will be distributed within five years of the date of death; and (b) in the event of the death of a Participant or Annuitant which occurs on or after the Annuity Commencement Date, any remaining interest in the Contract will be paid at least as rapidly as under the method of distribution in effect at the time of death, or, if the benefit is payable over a period not extending beyond the life expectancy of the Beneficiary or over the life of the Beneficiary, such distribution must commence within one year of the date of death. In the event of the Participant's death, where the sole Beneficiary is the spouse of the Participant and the Annuitant or Contingent Annuitant is living, such sole Beneficiary may elect, in lieu of receiving the Death Benefit, to be treated as the Participant.

If the Contract is owned by a corporation or other non-individual, the Death Benefit payable upon the death of the Annuitant preceding the Annuity Commencement Date will be payable only as one sum or under the same Annuity Options and in the same manner as if an individual Contract Owner died on the date of the Annuitant's death.

Proceeds from the Death Benefit may be left with Hartford for a period not to exceed five years from the date of the Participant's death preceding the Annuity Commencement Date. The proceeds will remain in the same Guarantee Period and continue to earn the same interest rate as at the time of death. If the Guarantee Period ends before the end of the five year period, the Beneficiary may elect a new Guarantee Period with a duration closest to but not to exceed the time remaining in the period of five years from the date of the Participant's death. Full or partial surrenders may be made at any time. In the event of surrenders, the remaining value will equal the proceeds left with Hartford, minus any surrenders, plus any interest earned. A Market Value Adjustment will be applied to all surrenders except those occurring at the end of a Guarantee Period.

The Beneficiary of a non-qualified Contract or IRA may also elect the "Single Life Expectancy Only" option. This option allows the Beneficiary to take the Death Benefit in a series of payments spread over a period equal to the Beneficiary's remaining life expectancy. Distributions are calculated based on IRS life expectancy tables. This option is subject to different limitations and conditions depending on whether the Contract is non-qualified or an IRA.

7. PAYMENT UPON PARTIAL OR FULL SURRENDER

We may defer payment of any partial or full surrender for a period not exceeding six months from the date of our receipt of your notice of surrender or the period permitted by state insurance law, if less. We may defer a surrender payment more than 30 days and, if we do, we will pay interest of at least 4 1/2% per annum on the amount deferred. While all circumstances under which we could defer payment upon surrender may not be foreseeable at this time, such circumstances could include, for example, a time of an unusually high surrender rate under the Contracts, accompanied by a radical shift in interest rates. If we intend to withhold payment for more than 30 days, we will notify you in writing. We will not, however, defer payment for more than 30 days as to any surrender which is to be effective at the end of any Guarantee Period.

HARTFORD LIFE INSURANCE COMPANY                                           11

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C. ANNUITY PERIOD

1. ELECTING THE ANNUITY COMMENCEMENT DATE AND FORM OF ANNUITY

Upon application for a Contract, you select an Annuity Commencement Date. Within 30 days preceding your Annuity Commencement Date you may elect to have all or a portion of your Net Surrender Value paid in a lump sum on your Annuity Commencement Date. Alternatively, or with respect to any portion of your Net Surrender Value not paid in a lump sum, you may elect, at least 30 days preceding the Annuity Commencement Date, to have your Account Value with a Market Value Adjustment, if applicable, or a portion thereof multiplied by the Market Value Adjustment (less applicable premium taxes, if any) applied on the Annuity Commencement Date under any of the Annuity Options described below. In the absence of such election, Account Value with a Market Value Adjustment, if applicable, will be applied on the Annuity Commencement Date under the Life Annuity with 120 Monthly Payments Certain. This Contract may not be surrendered for its Termination Value after the commencement of annuity payments, except with respect to proceeds from the Death Benefit remaining at Hartford.

2. CHANGE OF ANNUITY COMMENCEMENT DATE OR ANNUITY OPTION

You may change the Annuity Commencement Date and/or the Annuity Option from time to time, but any such change must be made in writing and received by us at least 30 days preceding the scheduled Annuity Commencement Date. Once Annuity Payouts begin, you cannot change the Annuity Payout Option. Also, the proposed Annuity Commencement Date may not be beyond the Annuitant's 90th birthday.

3. ANNUITY OPTIONS

Any one of the following Annuity Options may be elected:

LIFE ANNUITY

An annuity payable monthly during the lifetime of the Annuitant, and terminating with the last monthly payment due preceding the death of the Annuitant. It would be possible under this Option for an Annuitant to receive only one Annuity payment if he died preceding the due date of the second Annuity payment, two payments if he died before the due date of the third Annuity payment, and so on.

LIFE ANNUITY WITH 120, 180 OR 240 MONTHLY PAYMENTS CERTAIN

An annuity providing monthly income to the Annuitant for a fixed period of 120 months, 180 months or 240 months (as selected), and for as long thereafter as the Annuitant shall live.

CASH REFUND LIFE ANNUITY

An annuity payable monthly during the lifetime of the Annuitant, provided that, at the death of the Annuitant, the Beneficiary will receive an additional payment equal to (a) minus (b), where (a) is the Account Value applied on the Annuity Commencement Date under this Option and (b) is the dollar amount of annuity payments already paid.

JOINT AND LAST SURVIVOR LIFE ANNUITY

An annuity payable monthly during the joint lifetime of the Annuitant and a designated second person, and thereafter during the remaining lifetime of the survivor, ceasing with the last payment preceding the death of the survivor. It would be possible under this Option for the Annuitant, and designated second person in the event of the common or simultaneous death of the parties, to receive only one payment in the event of death preceding the due date for the second payment, and so on.

PAYMENTS FOR A DESIGNATED PERIOD

We will make Annuity Payments for the number of years that you select. You can select any number of years between 5 and 100 years minus the Annuitant's age. If, at the death of the Annuitant, Annuity Payments have been made for less than the time period selected, then the Beneficiary may elect to continue the remaining Annuity Payments or receive the commuted value in one sum.

The Tables in the Contract provide for guaranteed dollar amounts of monthly payments for each $1,000 applied under the five Annuity Options. Under the First, Second or Third Options, the amount of each payment will depend upon the age and sex of the Annuitant at the time the first payment is due. Under the Fourth Option, the amount of each payment will depend upon the sex of both payees and their ages at the time the first payment is due.

The Tables for the First, Second, Third and Fourth Options are based on the 1983a Individual Annuity Mortality Table, with ages set back one year and a net investment rate of 4% per annum. The table for the Fifth Option is based on a net investment rate of 4% per annum.

We may, from time to time, at our discretion if mortality appears more favorable and interest rates justify, apply other tables which will result in higher monthly payments for each $1,000 applied under one or more of the five Annuity Options.

IMPORTANT INFORMATION: YOU CANNOT SURRENDER YOUR CONTRACT ONCE ANNUITY PAYMENTS BEGIN.

FOR QUALIFIED CONTRACTS, IF YOU ELECT AN ANNUITY OPTION WITH 120, 180 OR 240 MONTHLY PAYMENTS CERTAIN, THE GUARANTEED NUMBER OF YEARS MUST BE LESS THAN THE LIFE EXPECTANCY OF THE ANNUITANT AT THE TIME THE ANNUITY PAYMENTS BEGIN. WE COMPUTE LIFE EXPECTANCY USING THE IRS MORTALITY TABLES.

AUTOMATIC ANNUITY PAYMENTS. If you do not elect an Annuity Option, annuity payments will automatically begin on the Annuity Commencement Date under the Life Annuity with 120 Monthly Payments Certain.

4. ANNUITY PAYMENT

The first payment under any Annuity Option will be made following the Annuity Commencement Date. Subsequent payments will be made on the same day in accordance with the manner of payment selected.

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The option elected must result in a payment of an amount at least equal to the minimum payment amount according to Hartford's rules then in effect. If at any time payments are less than the minimum payment amount, Hartford has the right to change the frequency to an interval resulting in a payment at least equal to the minimum. If any amount due is less than the minimum per year, Hartford may make other arrangements that are equitable to the Annuitant.

Once annuity payments have commenced, no surrender of the annuity benefit (including benefits under the Payments for a Designated Period Option) can be made for the purpose of receiving a lump sum settlement in lieu thereof.

5. DEATH OF ANNUITANT AFTER ANNUITY COMMENCEMENT DATE

In the event of the death of the Annuitant after the Annuity Commencement Date, the present values on the date of death of the current dollar amount of any remaining guaranteed payments will be paid in one sum to the Beneficiary unless other provisions shall have been made and approved by us. Calculations of such present value will be based on the interest rate that is used by us to determine the amount of each certain payment.

INVESTMENTS BY HARTFORD

Assets of Hartford must be invested in accordance with the requirements established by applicable state laws regarding the nature and quality of investments that may be made by life insurance companies and the percentage of their assets that may be committed to any particular type of investment. In general, these laws permit investments, within specified limits and subject to certain qualifications, in federal, state and municipal obligations, corporate bonds, preferred and common stocks, real estate mortgages, real estate and certain other investments.

Contract reserves will be accounted for in a non-unitized separate account. Contract Owners have no priority claims on assets accounted for in this separate account. All assets of Hartford, including those accounted for in this separate account, are available to meet the guarantees under the Contracts and are available to meet the general obligations of Hartford.

Nonetheless, in establishing Guarantee Rates and Current Rates, Hartford intends to take into account the yields available on the instruments in which it intends to invest the proceeds from the Contracts. (See "Establishment of Guarantee Rates and Current Rate"). Hartford's investment strategy with respect to the proceeds attributable to the Contracts will generally be to invest in investment-grade debt instruments having durations tending to match the applicable Guarantee Periods.

Investment-grade debt instruments in which Hartford intends to invest the proceeds from the Contracts include:

Securities issued by the United States Government or its agencies or instrumentalities, which issues may or may not be guaranteed by the United States Government.

Debt securities which have an investment grade, at the time of purchase, within the four highest grades assigned by Moody's Investors Services, Inc. (Aaa, Aa, A or Baa), Standard & Poor's Corporation (AAA, AA, A or BBB) or any other nationally recognized rating service.

Other debt instruments, including, but not limited to, issues of or guaranteed by banks or bank holding companies and corporations, which obligations, although not rated by Moody's Investors Services, Inc. or Standard & Poor's Corporation are deemed by Hartford's management to have an investment quality comparable to securities which may be purchased as stated above.

While the foregoing generally describes our investment strategy with respect to the proceeds attributable to the Contracts, we are not obligated to invest the proceeds attributable to the Contract according to any particular strategy, except as may be required by Connecticut and other state insurance laws.

AMENDMENT OF CONTRACTS

We reserve the right to amend the Contracts to meet the requirements of applicable federal or state laws or regulations. We will notify you in writing of any such amendments.

ASSIGNMENT OF CONTRACTS

Your rights as evidenced by a Contract may be assigned as permitted by applicable law. An assignment will not be binding upon us until we receive notice from you in writing. We assume no responsibility for the validity or effect of any assignment. You should consult your tax adviser regarding the tax consequences of an assignment.

HARTFORD LIFE INSURANCE COMPANY                                           13

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DISTRIBUTION OF CONTRACTS


HOW CONTRACTS ARE SOLD -- Hartford Securities Distribution Company, Inc. ("HSD") serves as principal underwriter for the Contracts which are offered on a continuous basis. HSD is registered with the Securities and Exchange Commission under the 1934 Act as a broker-dealer and is a member of the NASD. The principal business address of HSD is the same as ours.



Contracts will be sold by individuals who have been appointed by us as insurance agents and who are registered representatives of broker-dealers that have entered into selling agreements with HSD. We generally bear the expenses of providing services pursuant to Contracts, including the payment of expenses relating to the distribution of prospectuses for sales purposes as well as any advertising or sales literature (provided, however, we may offset some or all of these expenses by, among other things, administrative service fees received from Fund complexes).



Commissions -- We pay compensation to broker-dealers, financial institutions and other affiliated broker-dealers ("Financial Intermediaries") for the sale of the Contracts according to selling agreements with Financial Intermediaries. Affiliated broker-dealers also employ wholesalers in the sales process. Wholesalers typically receive commissions based on the type of Contract or optional benefits sold. Commissions are based on a specified amount of Premium Payments or Contract Value. Your Registered Representative may be compensated on a fee for services and/or commission basis.



We pay an up-front commission of up to 7% of your Contract Value at the time of sale to the Financial Intermediary that your Registered Representative is associated with. Your Registered Representative's Financial Intermediary may also receive on-going or trail commissions of generally not more than 1% of your Contract Value. Commissions range from 1% for Access Contracts to 7% for Core Contracts. Registered Representatives may have multiple options on how they wish to allocate their commissions and/or compensation. Compensation paid to your Registered Representative may also vary depending on the particular arrangements between your Registered Representative and their Financial Intermediary. We are not involved in determining your Registered Representative's compensation. You are encouraged to ask your Registered Representative about the basis upon which he or she will be personally compensated for the advice or recommendations provided in connection with this transaction.



Additional Payments -- In addition to commissions and any Rule 12b-1 fees, we or our affiliates pay significant additional compensation ("Additional Payments") to some Financial Intermediaries (who may or may not be affiliates), in connection with the promotion, sale and distribution of our variable annuities. Additional Payments are generally based on average net assets (or on aged assets) of the Contracts attributable to a particular Financial Intermediary; on sales of the Contracts attributable to a particular Financial Intermediary and/or on reimbursement of sales expenses. Additional Payments may take the form of, among other things: (1) sponsorship of due diligence meetings to educate Financial Intermediaries about our variable products; (2) payments for providing training and information relating to our variable products; (3) expense allowances and reimbursements; (3) override payments and bonuses; (4) personnel education or training; (5) marketing support fees (or allowances) for providing assistance in promoting the sale of our variable products; and/or (6) shareholder services, including sub-accounting and the preparation of account statements and other communications.



We are among several insurance companies that pay Additional Payments to certain Financial Intermediaries to receive "preferred" or recommended status. These privileges include our ability to gain additional or special access to sales staff, provide and/or attend training and other conferences; placement of our products on customer lists ("shelf-space arrangements"); and otherwise improve sales by featuring our products over others. We also may pay Additional Payments to certain key Financial Intermediaries based on assets under management.



Consistent with NASD Conduct Rules, we provide cash and non-cash compensation in the form of: (1) occasional meals and entertainment; (2) occasional tickets to sporting events; (3) nominal gifts (not to exceed $100 annually); (4) sponsorship of sales contests and/or promotions in which participants receive prizes such as travel awards, merchandise and recognition; (5) sponsorship of training and educational events; and/or (6) due diligence meetings. In addition to NASD rules governing limitations on these payments, we also follow our guidelines and those of Financial Intermediaries which may be more restrictive than NASD rules.



Additional Payments create a potential conflict of interest in the form of an additional financial incentive to the Registered Representative and/or Financial Intermediary to recommend the purchase of this Contract over another variable annuity or another investment option. For the fiscal year ended December 31, 2005, Additional Payments did not in the aggregate exceed approximately $48 million (excluding incidental corporate-sponsorship related perquisites).



As of December 31, 2005, we have entered into arrangements to make Additional Payments to the following Financial Intermediaries: A.G. Edwards & Sons, Inc., ABN AMRO Bank, N.V., Advest, Inc., Aegis Capital Advisors, LLC, AIG Advisors Group, Inc., AIG SunAmerica, American International Group, Inc., AMSouth Investment Services, Inc., Asset Management Securities, Associated Investment Services, Inc., B. C. Ziegler & Co., Banc of America Investment Services, Inc., Banc One Securities Corp., Bancnorth Investment Group, Inc., Bancwest Investment Services, Inc., BB&T Investment Services, Inc., BNY Investment Center of The Bank of New York Company, Inc., BOSC, Inc., BlueVase Securities, LLC., Cadaret Grant & Co., Inc., Cambridge Investment Research, Inc., Capital Analyst Inc., Capital Securities of America, Inc., Centaurus Financial, Inc., Citigroup, Inc. (various divisions and affiliates), Colonial Brokerage House (LifeMark Partners), Coordinated Capital Securities, Inc., Commerce Brokerage Services, Inc., Comerica

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Securities, Commonwealth Financial Network, Compass Brokerage, Inc., Crowell, Weedon & Co., Crown Capital Securities, L.P., Cuso Financial Services, L.P., Dortch Securities & Investments, Inc., Duerr Financial Corporation, Edward D. Jones & Co., L.P., Empire Securities, Inc., ePLANNING, Inc., Ferris, Baker Watts, Incorporated, FFP Securities, Inc., Fifth Third Securities, Inc., FIMCO Securities Group (Mequon, WI), Financial Network Services (or Investment) Corp., Fintegra Financial Services, LLC., First Allied Securities, Inc., First Citizens Investor Services, First Heartland Capital, Inc., First Montauk Securities Corp., First National Bank of Omaha, First Tennessee Brokerage, Inc., First Wall Street Corporation, Frost Brokerage Services, Inc., FSC Securities Corporation, Girard Securities, Inc., Great American Advisors, Inc., H.D. Vest Investment Services (subsidiary of Wells Fargo & Company), Harbour Investments, Inc., H & R Block Financial Advisors, Inc., Harvest Capital LLC, Heim & Young Securities, Hibernia Investments, L.L.C., Hong Kong and Shanghai Banking Corporation Limited (HSBC), The Huntington Investment Company, IFMG Securities, Inc. at Rockland Trust, Independent Financial Group, LLC, Infinex Financial Group, ING Advisors Network, Intersecurities, INC., Invest Financial Corp., Investacorp, Inc., Investment Professionals, Inc., Investors Capital Corporation, Investment Centers of America, Inc., Investment Professionals, Inc., Investors Capital Corp., James T. Borello & Co, Janney Montgomery Scott LLC, Jefferson Pilot Securities Corporation, J.J.B. Hilliard, W.L. Lyons, Inc., KMS Financial Services, Inc., Legg Mason Wood Walker, Incorporated, Leigh Baldwin & Co., LLC, Lincoln Financial Advisors Corp. (marketing name for Lincoln National Corp.), Linsco/Private Ledger Corp., Local Securities Corporation, M&T Securities, Inc., McDonald Investments Inc., Merrill Lynch Pierce Fenner & Smith, Morgan Keegan & Company, Inc, Morgan Stanley & Co., Inc. (various divisions and affiliates), Mutual Service Corporation, Natcity Investments, Inc., National Planning Corp., Newbridge Securities Corp., NEXT Financial Group, Inc., NFP Securities, Inc., North Ridge Securities Corp., ONB Investment Services, Inc., Oppenheimer & Co., Inc., Park Avenue Securities LLC, Parker/Hunter Incorporated, Partners Investment Network, Inc., Pension Planners Securities, Inc., People's Securities, Inc., PFIC Securities Corp., Piper Jaffray & Co., Prime Capital Services, Inc., Primevest Financial Services, Inc., Proequities, Inc., Prospera Financial Services, Inc., QA3 Financial Corp, Raymond James Financial Services, RBC Dain Rauscher Inc., Retirement Plan Advisors, Inc., Robert W. Baird & Co., Inc., Rogan & Assoc., Inc., Royal Alliance Assoc., Inc., Ryan Beck & Co., Scott & Stringfellow, Inc., Securian Financial Services, Inc., Securities America, Inc., Securities Service Network, Inc., Sigma Financial Corporation, SII Investments, Inc., Southtrust Securities, Inc., Stifel Nicolaus & Company, Incorporated, Sun Trust Bank, SunTrust Investment Services, Inc. -- Alexander Key Division, SWBC Investment Services, LLC, Synovus Securities, Inc., TFS Securities, Inc., The Investment Center, Inc., Thurston, Springer, Miller, Herd & Titak, Inc.,Triad Advisors, Inc., UBOC Investment Services, Inc. (Union Bank of California, N.A.), UBS Financial Services, Inc., UMB Scout Brokerage Services, Inc., U.S. Bancorp Investments, Inc., Unionbanc Investment Services, LLC, Uvest Financial Services Group Inc., Valmark Securities, Inc., Wachovia Securities, LLC. (various divisions), Wall Street Financial Group, Inc., Walnut Street Securities, Inc., Webster Investment Services, Inc., Wells Fargo Brokerage Services, L.L.C., Wescom Financial Services, Wilbanks Securities, Inc., WM Financial Services, Inc., Woodbury Financial Services, Inc. (an affiliate of ours), WRP Investments, Inc., XCU Capital Corporation, Inc.



Inclusion on this list does not imply that these sums necessarily constitute "special cash compensation" as defined by NASD Conduct Rule 2830(l)(4). We will endeavor to update this listing annually and interim arrangements may not be reflected. We assume no duty to notify any investor whether their Registered Representative is or should be included in any such listing. You are encouraged to review the prospectus for each Fund for any other compensation arrangements pertaining to the distribution of Fund shares.


FEDERAL TAX CONSIDERATIONS

What are some of the federal tax consequences which affect these Contracts?

A. INTRODUCTION


The following summary of tax rules does not provide or constitute any tax advice. It provides only a general discussion of certain of the expected federal income tax consequences with respect to amounts contributed to, invested in or received from a Contract, based on our understanding of the existing provisions of the Code, Treasury Regulations thereunder, and public interpretations thereof by the IRS (e.g., Revenue Rulings, Revenue Procedures or Notices) or by published court decisions. This summary discusses only certain federal income tax consequences to United States Persons, and does not discuss state, local or foreign tax consequences. The term United States Persons means citizens or residents of the United States, domestic corporations, domestic partnerships, trust or estates that are subject to United States federal income tax, regardless of the source of their income. See "Annuity Purchases by Nonresident Aliens and Foreign Corporations," regarding annuity purchases by non-U.S. citizens or residents.


This summary has been prepared by us after consultation with tax counsel, but no opinion of tax counsel has been obtained. We do not make any guarantee or representation regarding any tax status (e.g., federal, state, local or foreign) of any Contract or any transaction involving a Contract. In addition, there is always a possibility that the tax treatment of an annuity contract could change by legislation or other means (such as regulations, rulings or judicial decisions). Moreover, it is always possible that any such change in tax treatment could be made retroactive (that is, made effective prior to the date of the change). Accordingly, you should consult a qualified tax adviser for complete information and advice before purchasing a Contract.

HARTFORD LIFE INSURANCE COMPANY                                           15

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In addition, this discussion does not address many of the tax consequences if you use the Contract in various arrangements, including Charitable Remainder Trusts, tax-qualified retirement arrangements, deferred compensation plans, split-dollar insurance arrangements, or other employee benefit arrangements. The tax consequences of any such arrangement may vary depending on the particular facts and circumstances of each individual arrangement and whether the arrangement satisfies certain tax qualification or classification requirements. In addition, the tax rules affecting such an arrangement may have changed recently, e.g., by legislation or regulations that affect compensatory or employee benefit arrangements. Therefore, if you are contemplating the use of a Contract in any arrangement the value of which to you depends in part on its tax consequences, you should consult a qualified tax adviser regarding the tax treatment of the proposed arrangement and of any Contract used in it.

THE DISCUSSION SET FORTH BELOW IS INCLUDED FOR GENERAL PURPOSES ONLY. SPECIAL TAX RULES MAY APPLY WITH RESPECT TO CERTAIN SITUATIONS THAT ARE NOT DISCUSSED HEREIN. EACH POTENTIAL PURCHASER OF A CONTRACT IS ADVISED TO CONSULT WITH A QUALIFIED TAX ADVISER AS TO THE CONSEQUENCES OF ANY AMOUNTS INVESTED IN A CONTRACT UNDER APPLICABLE FEDERAL, STATE, LOCAL OR FOREIGN TAX LAW.

B. TAXATION OF HARTFORD

Hartford is taxed as a life insurance company under Subchapter L of Chapter 1 of the Code. The assets underlying the Contracts will be owned by Hartford. The income earned on such assets will be Hartford's income.

C. TAXATION OF ANNUITIES -- GENERAL PROVISIONS AFFECTING CONTRACTS NOT HELD IN TAX-QUALIFIED RETIREMENT PLANS

Section 72 of the Code governs the taxation of annuities in general.

  1.  NON-NATURAL PERSONS AS OWNERS

Pursuant to Code Section 72(u), an annuity contract held by a taxpayer other than a natural person generally is not treated as an annuity contract under the Code. Instead, such a non-natural Contract Owner generally could be required to include in gross income currently for each taxable year the excess of (a) the sum of the Contract Value as of the close of the taxable year and all previous distributions under the Contract over (b) the sum of net premiums paid for the taxable year and any prior taxable year and the amount includable in gross income for any prior taxable year with respect to the Contract under Section 72(u). However, Section 72(u) does not apply to:

- A contract the nominal owner of which is a non-natural person but the beneficial owner of which is a natural person (e.g., where the non-natural owner holds the contract as an agent for the natural person),

- A contract acquired by the estate of a decedent by reason of such decedent's death,

- Certain contracts acquired with respect to tax-qualified retirement arrangements,

- Certain contracts held in structured settlement arrangements that may qualify under Code Section 130, or

- A single premium immediate annuity contract under Code Section 72(u)(4), which provides for substantially equal periodic payments and an annuity starting date that is no later than 1 year from the date of the contract's purchase.

A non-natural Contract Owner that is a tax-exempt entity for federal tax purposes (e.g., a tax-qualified retirement trust or a Charitable Remainder Trust) generally would not be subject to federal income tax as a result of such current gross income under Code Section 72(u). However, such a tax-exempt entity, or any annuity contract that it holds, may need to satisfy certain tax requirements in order to maintain its qualification for such favorable tax treatment. See, e.g., IRS Tech. Adv. Memo. 9825001 for certain Charitable Remainder Trusts.


Pursuant to Code Section 72(s), if the Contract Owner is a non-natural person, the primary annuitant is treated as the "holder" in applying the required distribution rules described below. These rules require that certain distributions be made upon the death of a "holder." In addition, for a non-natural owner, a change in the primary annuitant is treated as the death of the "holder." However, the provisions of Code Section 72(s) do not apply to certain contracts held in tax-qualified retirement arrangements or structured settlement arrangements.


  2.  OTHER CONTRACT OWNERS (NATURAL PERSONS).

A Contract Owner is not taxed on increases in the value of the Contract until an amount is received or deemed received, e.g., in the form of a lump sum payment (full or partial value of a Contract) or as Annuity payments under the settlement option elected.

The provisions of Section 72 of the Code concerning distributions are summarized briefly below. Also summarized are special rules affecting distributions from Contracts obtained in a tax-free exchange for other annuity contracts or life insurance contracts which were purchased prior to August 14, 1982.

     A.  DISTRIBUTIONS PRIOR TO THE ANNUITY COMMENCEMENT DATE.

   i. Total premium payments less amounts received which were not includable in gross income equal the "investment in the contract" under Section 72 of the Code.

  ii. To the extent that the value of the Contract (ignoring any surrender charges except on a full surrender) exceeds the "investment in the contract," such excess constitutes the "income on the contract." It is unclear what value should be used in determining the "income on the contract." We believe that the current Contract value (determined without regard to surrender charges) is an appropriate measure. However, the IRS could take the position that the value should be the current Contract value (determined without regard to surrender charges) increased by some measure of the value of certain future benefits.

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 iii. Any amount received or deemed received prior to the Annuity Commencement Date (e.g., upon a partial surrender) is deemed to come first from any such "income on the contract" and then from "investment in the contract," and for these purposes such "income on the contract" shall be computed by reference to any aggregation rule in subparagraph 2.c. below. As a result, any such amount received or deemed received (1) shall be includable in gross income to the extent that such amount does not exceed any such "income on the contract," and (2) shall not be includable in gross income to the extent that such amount does exceed any such "income on the contract." If at the time that any amount is received or deemed received there is no "income on the contract" (e.g., because the gross value of the Contract does not exceed the "investment in the contract" and no aggregation rule applies), then such amount received or deemed received will not be includable in gross income, and will simply reduce the "investment in the contract."

  iv. The receipt of any amount as a loan under the Contract or the assignment or pledge of any portion of the value of the Contract shall be treated as an amount received for purposes of this subparagraph a. and the next subparagraph b.

   v. In general, the transfer of the Contract, without full and adequate consideration, will be treated as an amount received for purposes of this subparagraph a. and the next subparagraph b. This transfer rule does not apply, however, to certain transfers of property between spouses or incident to divorce.

     B.  DISTRIBUTIONS AFTER ANNUITY COMMENCEMENT DATE.

Annuity payments made periodically after the Annuity Commencement Date are includable in gross income to the extent the payments exceed the amount determined by the application of the ratio of the "investment in the contract" to the total amount of the payments to be made after the Annuity Commencement Date (the "exclusion ratio").

   i. When the total of amounts excluded from income by application of the exclusion ratio is equal to the investment in the contract as of the Annuity Commencement Date, any additional payments (including surrenders) will be entirely includable in gross income.

  ii. If the annuity payments cease by reason of the death of the Annuitant and, as of the date of death, the amount of annuity payments excluded from gross income by the exclusion ratio does not exceed the investment in the contract as of the Annuity Commencement Date, then the remaining portion of unrecovered investment shall be allowed as a deduction for the last taxable year of the Annuitant.

 iii. Generally, nonperiodic amounts received or deemed received after the Annuity Commencement Date are not entitled to any exclusion ratio and shall be fully includable in gross income. However, upon a full surrender after such date, only the excess of the amount received (after any surrender charge) over the remaining "investment in the contract" shall be includable in gross income (except to the extent that the aggregation rule referred to in the next subparagraph c. may apply).

     C.  AGGREGATION OF TWO OR MORE ANNUITY CONTRACTS.

Contracts issued after October 21, 1988 by the same insurer (or affiliated insurer) to the same owner within the same calendar year (other than certain contracts held in connection with tax-qualified retirement arrangements) will be aggregated and treated as one annuity contract for the purpose of determining the taxation of distributions prior to the Annuity Commencement Date. An annuity contract received in a tax-free exchange for another annuity contract or life insurance contract may be treated as a new contract for this purpose. We believe that for any Contracts subject to such aggregation, the values under the Contracts and the investment in the contracts will be added together to determine the taxation under subparagraph 2.a., above, of amounts received or deemed received prior to the Annuity Commencement Date. Withdrawals will be treated first as withdrawals of income until all of the income from all such Contracts is withdrawn. In addition, the Treasury Department has specific authority under the aggregation rules in Code Section 72(e)(11) to issue regulations to prevent the avoidance of the income-out-first rules for non-periodic distributions through the serial purchase of annuity contracts or otherwise. As of the date of this prospectus, there are no regulations interpreting these aggregation provisions.

     D.  10% PENALTY TAX -- APPLICABLE TO CERTAIN WITHDRAWALS AND ANNUITY
         PAYMENTS.

   i. If any amount is received or deemed received on the Contract (before or after the Annuity Commencement Date), the Code applies a penalty tax equal to ten percent of the portion of the amount includable in gross income, unless an exception applies.

  ii. The 10% penalty tax will not apply to the following distributions:

     1. Distributions made on or after the date the recipient has attained the age of 59 1/2.

     2. Distributions made on or after the death of the holder or where the holder is not an individual, the death of the primary annuitant.

     3.  Distributions attributable to a recipient's becoming disabled.

     4. A distribution that is part of a scheduled series of substantially equal periodic payments (not less frequently than annually) for the life (or life expectancy) of the recipient (or the joint lives or life expectancies of the recipient and the recipient's designated Beneficiary). In determining whether a payment stream designed to satisfy this exception

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         qualifies, it is possible that the IRS could take the position that the entire interest in the Contract should include not only the current Contract value, but also some measure of the value of certain future benefits.

     5. Distributions made under certain annuities issued in connection with structured settlement agreements.

     6. Distributions of amounts which are allocable to the "investment in the contract" prior to August 14, 1982 (see next subparagraph e.).

If the taxpayer avoids this 10% penalty tax by qualifying for the substantially equal periodic payments exception and later such series of payments is modified (other than by death or disability), the 10% penalty tax will be applied retroactively to all the prior periodic payments (i.e., penalty tax plus interest thereon), unless such modification is made after both (a) the taxpayer has reached age 59 1/2 and (b) 5 years have elapsed since the first of these periodic payments.

     E. SPECIAL PROVISIONS AFFECTING CONTRACTS OBTAINED THROUGH A TAX-FREE EXCHANGE OF OTHER ANNUITY OR LIFE INSURANCE CONTRACTS PURCHASED PRIOR TO AUGUST 14, 1982.

If the Contract was obtained by a tax-free exchange of a life insurance or annuity Contract purchased prior to August 14, 1982, then any amount received or deemed received prior to the Annuity Commencement Date shall be deemed to come (1) first from the amount of the "investment in the contract" prior to August 14, 1982 ("pre-8/14/82 investment") carried over from the prior Contract, (2) then from the portion of the "income on the contract" (carried over to, as well as accumulating in, the successor Contract) that is attributable to such pre-8/14/82 investment, (3) then from the remaining "income on the contract" and (4) last from the remaining "investment in the contract." As a result, to the extent that such amount received or deemed received does not exceed such pre-8/14/82 investment, such amount is not includable in gross income. In addition, to the extent that such amount received or deemed received does not exceed the sum of (a) such pre-8/14/82 investment and (b) the "income on the contract" attributable thereto, such amount is not subject to the 10% penalty tax. In all other respects, amounts received or deemed received from such post-exchange Contracts are generally subject to the rules described in this subparagraph e.

     F.  REQUIRED DISTRIBUTIONS.

   i. Death of Contract Owner or Primary Annuitant

      Subject to the alternative election or spouse beneficiary provisions in ii or iii below:

     1. If any Contract Owner dies on or after the Annuity Commencement Date and before the entire interest in the Contract has been distributed, the remaining portion of such interest shall be distributed at least as rapidly as under the method of distribution being used as of the date of such death;

     2. If any Contract Owner dies before the Annuity Commencement Date, the entire interest in the Contract shall be distributed within 5 years after such death; and

     3.  If the Contract Owner is not an individual, then for purposes of 1. or
         2. above, the primary annuitant under the Contract shall be treated as the Contract Owner, and any change in the primary annuitant shall be treated as the death of the Contract Owner. The primary annuitant is the individual, the events in the life of whom are of primary importance in affecting the timing or amount of the payout under the Contract.

  ii. Alternative Election to Satisfy Distribution Requirements

      If any portion of the interest of a Contract Owner described in i. above is payable to or for the benefit of a designated beneficiary, such beneficiary may elect to have the portion distributed over a period that does not extend beyond the life or life expectancy of the beneficiary. Such distributions must begin within a year of the Contract Owner's death.

 iii. Spouse Beneficiary

      If any portion of the interest of a Contract Owner is payable to or for the benefit of his or her spouse, and the Annuitant or Contingent Annuitant is living, such spouse shall be treated as the Contract Owner of such portion for purposes of section i. above. This spousal contract continuation shall apply only once for this contract.

     G.  ADDITION OF RIDER OR MATERIAL CHANGE

The addition of a rider to the Contract, or a material change in the Contract's provisions, could cause it to be considered newly issued or entered into for tax purposes, and thus could cause the Contract to lose certain grandfathered tax status. Please contact your tax adviser for more information.

     H.  PARTIAL EXCHANGES

The IRS in Rev. Rul. 2003-76 has confirmed that the owner of an annuity contract can direct its insurer to transfer a portion of the contract's cash value directly to another annuity contract (issued by the same insurer or by a different insurer), and such a direct transfer can qualify for tax-free exchange treatment under Code Section 1035 (a "partial exchange"). However, Rev. Rul. 2003-76 also refers to caveats and additional guidance in the companion Notice 2003-51, which discusses cases in which a partial exchange is followed by a surrender, withdrawal or other distribution from either the old contract or the new contract. Notice 2003-51 specifically indicates that the IRS is considering (1) under what circumstances it should treat a partial exchange followed by such a distribution within 24 months as presumptively for "tax avoidance" purposes (e.g., to avoid the income-out-first rules on amounts received under Code Section 72) and (2) what circumstances it should treat as rebutting such a presumption (e.g., death, disability, reaching age 59 1/2, divorce or loss of employment). Accordingly, we advise

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you to consult with a qualified tax adviser as to potential tax consequences before attempting any partial exchange.

D. FEDERAL INCOME TAX WITHHOLDING

The portion of an amount received under a Contract that is taxable gross income to the recipient is also subject to federal income tax withholding, pursuant to Code Section 3405, which requires the following:


     1. Non-Periodic Distributions. The portion of a non-periodic distribution that is includable in gross income is subject to federal income tax withholding unless the recipient elects not to have such tax withheld ("election out"). We will provide such an "election out" form at the time such a distribution is requested. If the necessary "election out" forms are not submitted to us in a timely manner, we are required to withhold 10 percent of the includable amount of distribution and remit it to the IRS.



     2. Periodic Distributions (payable over a period greater than one year). The portion of a periodic distribution that is includable in gross income is subject to federal income tax withholding as if the recipient were married claiming 3 exemptions, unless the recipient elects otherwise. A recipient may elect out of such withholding, or elect to have income tax withheld at a different rate, by providing a completed election form. We will provide such an election form at the time such a distribution is requested. If the necessary "election out" forms are not submitted to us in a timely manner, we are required to withhold tax as if the recipient were married claiming 3 exemptions, and remit the tax to the IRS.


Regardless of any "election out" (or any amount of tax actually withheld) on an amount received from a Contract, the recipient is generally liable for any failure to pay the full amount of tax due on the includable portion of such amount received. You also may be required to pay penalties under the estimated income tax rules, if your withholding and estimated tax payments are insufficient to satisfy your total tax liability.

E. GENERAL PROVISIONS AFFECTING QUALIFIED RETIREMENT PLANS

The Contract may be used for a number of qualified retirement plans. If the Contract is being purchased with respect to some form of qualified retirement plan, please refer to Appendix I for information relative to the types of plans for which it may be used and the general explanation of the tax features of such plans.

F. ANNUITY PURCHASES BY NONRESIDENT ALIENS AND FOREIGN CORPORATIONS


The discussion above provides general information regarding U.S. federal income tax consequences to annuity purchasers that are U.S. citizens or residents. Purchasers that are not U.S. citizens or residents will generally be subject to U.S. federal income tax and withholding on taxable annuity distributions at a 30% rate, unless a lower treaty rate applies and any required tax forms are submitted to us. If withholding tax applies, we are required to withhold tax at a 30% rate, or a lower treaty rate if applicable, and remit it to the IRS. In addition, purchasers may be subject to state premium tax, other state and/or municipal taxes, and taxes that may be imposed by the purchaser's country of citizenship or residence.


G. ESTATE, GIFT AND GENERATION-SKIPPING TAX AND RELATED TAX CONSIDERATIONS

Any amount payable upon a Contract Owner's death, whether before or after the Annuity Commencement Date, is generally includable in the Contract Owner's estate for federal estate tax purposes. Similarly, prior to the Contract Owner's death, the payment of any amount from the Contract, or the transfer of any interest in the Contract, to a beneficiary or other person for less than adequate consideration may have federal gift tax consequences. In addition, any transfer to, or designation of, a non-spouse beneficiary who either is (1) 37 1/2 or more years younger than a Contract Owner or (2) a grandchild (or more remote further descendent) of a Contract Owner may have federal generation-skipping-transfer ("GST") tax consequences under Code Section 2601. Regulations under Code Section 2662 may require us to deduct any such GST tax from your Contract, or from any applicable payment, and pay it directly to the IRS. However, any federal estate, gift or GST tax payment with respect to a Contract could produce an offsetting income tax deduction for a beneficiary or transferee under Code Section 691(c) (partially offsetting such federal estate or GST tax) or a basis increase for a beneficiary or transferee under Code
Section 691(c) or Section 1015(d). In addition, as indicated above in "Distributions Prior to the Annuity Commencement Date," the transfer of a Contract for less than adequate consideration during the Contract Owner's lifetime generally is treated as producing an amount received by such Contract Owner that is subject to both income tax and the 10% penalty tax. To the extent that such an amount deemed received causes an amount to be includable currently in such Contract Owner's gross income, this same income amount could produce a corresponding increase in such Contract Owner's tax basis for such Contract that is carried over to the transferee's tax basis for such Contract under Code
Section 72(e)(4)(C)(iii) and Section 1015.

INFORMATION REGARDING TAX-QUALIFIED RETIREMENT PLANS

This summary does not attempt to provide more than general information about the federal income tax rules associated with use of a Contract by a tax-qualified retirement plan. State income tax rules applicable to tax-qualified retirement plans often differ from federal income tax rules, and this summary does not describe any of these differences. Because of the complexity of the tax rules, owners, participants and beneficiaries are encouraged to consult their own tax advisors as to specific tax consequences.

The Contracts may offer death benefits that may exceed the greater of the amounts paid for the Contract or the Contract's

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cash value. Owners who intend to use the Contract in connection with tax-qualified retirement plans should consider the income tax effects that such a death benefit may have on the plan.

The federal tax rules applicable to owners of Contracts under tax-qualified retirement plans vary according to the type of plan as well as the terms and conditions of the plan itself. Contract owners, plan participants and beneficiaries are cautioned that the rights and benefits of any person may be controlled by the terms and conditions of the tax-qualified retirement plan itself, regardless of the terms and conditions of a Contract. We are not bound by the terms and conditions of such plans to the extent such terms conflict with a Contract, unless we specifically consent to be bound.

Some tax-qualified retirement plans are subject to distribution and other requirements that are not incorporated into our administrative procedures. Contract owners, participants and beneficiaries are responsible for determining that contributions, distributions and other transactions comply with applicable law. Tax penalties may apply to transactions with respect to tax-qualified retirement plans if applicable federal income tax rules and restrictions are not carefully observed.

WE DO NOT CURRENTLY OFFER THE CONTRACTS IN CONNECTION WITH ALL OF THE TYPES OF TAX-QUALIFIED RETIREMENT PLANS DISCUSSED BELOW AND MAY NOT OFFER THE CONTRACTS FOR ALL TYPES OF TAX-QUALIFIED RETIREMENT PLANS IN THE FUTURE.

1. TAX-QUALIFIED PENSION OR PROFIT-SHARING PLANS -- Eligible employers can establish certain tax-qualified pension and profit-sharing plans under section 401 of the Code. Rules under section 401(k) of the Code govern certain "cash or deferred arrangements" under such plans. Rules under section 408(k) govern "simplified employee pensions". Tax-qualified pension and profit-sharing plans are subject to limitations on the amount that may be contributed, the persons who may be eligible to participate, the time when distributions must commence, and the form in which distributions must be paid. Employers intending to use the Contracts in connection with tax-qualified pension or profit-sharing plans should seek competent tax and other legal advice. If the death benefit under the Contract can exceed the greater of the amount paid for the Contract and the Contract's cash value, it is possible that the IRS would characterize such death benefit as an "incidental death benefit." There are limitations on the amount of incidental benefits that may be provided under pension and profit sharing plans. In addition, the provision of such benefits may result in currently taxable income to the participants.

2. TAX SHELTERED ANNUITIES UNDER SECTION 403(b) -- Public schools and certain types of charitable, educational and scientific organizations, as specified in section 501(c)(3) of the Code, can purchase tax-sheltered annuity contracts for their employees. Tax-deferred contributions can be made to tax-sheltered annuity contracts under section 403(b) of the Code, subject to certain limitations. In general, total contributions may not exceed the lesser of (1) 100% of the participant's compensation, and (2) $40,000 (adjusted for increases in cost-of-living). The maximum elective deferral amount is equal to $14,000 for 2005 and $15,000 for 2006 and thereafter, indexed. The limitation on elective deferrals may be increased to allow certain "catch-up" contributions for individuals who have attained age 50.

Tax-sheltered annuity programs under section 403(b) are subject to a PROHIBITION AGAINST DISTRIBUTIONS FROM THE CONTRACT ATTRIBUTABLE TO CONTRIBUTIONS MADE PURSUANT TO A SALARY REDUCTION AGREEMENT, unless such distribution is made:

- after the participating employee attains age 59 1/2;

- upon severance from employment;

- upon death or disability; or

- in the case of hardship (and in the case of hardship, any income attributable to such contributions may not be distributed).

Generally, the above restrictions do not apply to distributions attributable to cash values or other amounts held under a section 403(b) contract as of December 31, 1988.

If the death benefit under the Contract can exceed the greater of the amount paid for the Contract and the Contract's cash value, it is possible that the IRS would characterize such death benefit as an "incidental death benefit." If the death benefit were so characterized, this could result in currently taxable income to purchasers. In addition, there are limitations on the amount of incidental death benefits that may be provided under a section 403(b) arrangement.

3. DEFERRED COMPENSATION PLANS UNDER SECTION 457 -- Certain governmental employers or tax-exempt employers other than a governmental unit can establish a Deferred Compensation Plan under section 457 of the Code. For these purposes, a "governmental employer" is a State, a political subdivision of a State, or an agency or an instrumentality of a State or political subdivision of a State. Employees and independent contractors performing services for a governmental or tax-exempt employer can elect to have contributions made to a Deferred Compensation Plan of their employer in accordance with the employer's plan and section 457 of the Code.

Deferred Compensation Plans that meet the requirements of section 457(b) of the Code are called "eligible" Deferred Compensation Plans. Section 457(b) limits the amount of contributions that can be made to an eligible Deferred Compensation Plan on behalf of a participant. Generally, the limitation on contributions is the lesser of (1) 100% of a participant's includible compensation or (2) the applicable dollar amount, equal to $14,000 for 2005 and $15,000 for 2006 and thereafter, indexed. The plan may provide for additional "catch-up" contributions during the three taxable years ending before the year in which the participant attains normal retirement age. In addition, the contribution limitation may be increased to

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allow certain "catch-up" contributions for individuals who have attained age
50.

All of the assets and income of an eligible Deferred Compensation Plan for a governmental employer must be held in trust for the exclusive benefit of participants and their beneficiaries. For this purpose, certain custodial accounts and annuity contracts are treated as trusts. The requirement of a trust does not apply to amounts under an eligible Deferred Compensation Plan of a tax-exempt (non-governmental) employer. In addition, the requirement of a trust does not apply to amounts under a Deferred Compensation Plan of a governmental employer if the Deferred Compensation Plan is not an eligible plan within the meaning of section 457(b) of the Code. In the absence of such a trust, amounts under the plan will be subject to the claims of the employer's general creditors.

In general, distributions from an eligible Deferred Compensation Plan to a participant or beneficiary are prohibited under section 457 of the Code unless made after the participating employee:

- attains age 70 1/2,

- has a severance from employment as defined in the Code (including death of the participating employee), or

- suffers an unforeseeable financial emergency as defined in the Code.

4. INDIVIDUAL RETIREMENT ANNUITIES ("IRAS") UNDER SECTION 408

TRADITIONAL IRAS. -- Eligible individuals can establish individual retirement programs under section 408 of the Code through the purchase of an IRA. Section 408 imposes limits with respect to IRAs, including limits on the amount that may be contributed to an IRA, the amount of such contributions that may be deducted from taxable income, the persons who may be eligible to contribute to an IRA, and the time when distributions commence from an IRA. See Section 6 below for a discussion of rollovers involving IRAs.

SIMPLE IRAS -- Eligible employees may establish SIMPLE IRAs in connection with a SIMPLE IRA plan of an employer under section 408(p) of the Code. Special rollover rules apply to SIMPLE IRAs. Amounts can be rolled over from one SIMPLE IRA to another SIMPLE IRA. However, amounts can be rolled over from a SIMPLE IRA to a Traditional IRA only after two years have expired since the employee first commenced participation in the employer's SIMPLE IRA plan. Amounts cannot be rolled over to a SIMPLE IRA from a qualified plan or a Traditional IRA. Hartford is a non-designated financial institution for purposes of the SIMPLE IRA rules.

ROTH IRAS -- Eligible individuals may establish Roth IRAs under section 408A of the Code. Contributions to a Roth IRA are not deductible. Subject to special limitations, a Traditional IRA, SIMPLE IRA or Simplified Employee Pension under
Section 408(k) of the Code may be converted into a Roth IRA or a distribution from such an arrangement may be rolled over to a Roth IRA. However, a conversion or a rollover to a Roth IRA is not excludable from gross income. If certain conditions are met, qualified distributions from a Roth IRA are tax-free.

5. FEDERAL TAX PENALTIES AND WITHHOLDING -- Distributions from tax-qualified retirement plans are generally taxed as ordinary income under section 72 of the Code. Under these rules, a portion of each distribution may be excludable from income. The excludable amount is the portion of the distribution that bears the same ratio as the after-tax contributions bear to the expected return.

(A) PENALTY TAX ON EARLY DISTRIBUTIONS Section 72(t) of the Code imposes an additional penalty tax equal to 10% of the taxable portion of a distribution from certain tax-qualified retirement plans. However, the 10% penalty tax does not apply to a distribution that is:

- Made on or after the date on which the employee reaches age 59 1/2;

- Made to a beneficiary (or to the estate of the employee) on or after the death of the employee;

- Attributable to the employee's becoming disabled (as defined in the Code);

- Part of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the employee or the joint lives (or joint life expectancies) of the employee and his or her designated beneficiary. In determining whether a payment stream designed to satisfy this exception qualifies, it is possible that the IRS could take the position that the entire interest in the Contract should include not only the current Contract value, but also some measure of the value of certain future benefits;

- Except in the case of an IRA, made to an employee after separation from service after reaching age 55; or

- Not greater than the amount allowable as a deduction to the employee for eligible medical expenses during the taxable year.

IN ADDITION, THE 10% PENALTY TAX DOES NOT APPLY TO A DISTRIBUTION FROM AN IRA THAT IS:

- Made after separation from employment to an unemployed IRA owner for health insurance premiums, if certain conditions are met;

- Not in excess of the amount of certain qualifying higher education expenses, as defined by section 72(t)(7) of the Code; or

- A qualified first-time homebuyer distribution meeting the requirements specified at section 72(t)(8) of the Code.

If you are a participant in a SIMPLE IRA plan, you should be aware that the 10% penalty tax is increased to 25% with respect to non-exempt early distributions made from your SIMPLE IRA during the first two years following the date you

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first commenced participation in any SIMPLE IRA plan of your employer.

(B) MINIMUM DISTRIBUTION PENALTY TAX If the amount distributed is less than the minimum required distribution for the year, the Participant is subject to a 50% penalty tax on the amount that was not properly distributed.

An individual's interest in a tax-qualified retirement plan generally must be distributed, or begin to be distributed, not later than the Required Beginning Date. Generally, the Required Beginning Date is April 1 of the calendar year following the later of:

- the calendar year in which the individual attains age 70 1/2; or

- the calendar year in which the individual retires from service with the employer sponsoring the plan.

The Required Beginning Date for an individual who is a five (5) percent owner (as defined in the Code), or who is the owner of an IRA, is April 1 of the calendar year following the calendar year in which the individual attains age 70 1/2.

The entire interest of the Participant must be distributed beginning no later than the Required Beginning Date over:

- the life of the Participant or the lives of the Participant and the Participant's designated beneficiary (as defined in the Code), or

- over a period not extending beyond the life expectancy of the Participant or the joint life expectancy of the Participant and the Participant's designated beneficiary.

Each annual distribution must equal or exceed a "minimum distribution amount" which is determined generally by dividing the account balance by the applicable life expectancy. This account balance is generally based upon the entire value of all benefits provided under a Contract as of the close of business on the last day of the previous calendar year. The death benefit and any optional benefits purchased under the Contract may affect the amount of the minimum required distribution that must be taken. In addition, minimum distribution incidental benefit rules may require a larger annual distribution. Required minimum distributions also can be made in the form of annuity payments if the payment structure satisfies certain rules set forth in Income Tax Regulations.

If an individual dies before reaching his or her Required Beginning Date, the individual's entire interest must generally be distributed within five years of the individual's death. However, this rule will be deemed satisfied, if distributions begin before the close of the calendar year following the individual's death to a designated beneficiary and distribution is over the life of such designated beneficiary (or over a period not extending beyond the life expectancy of the beneficiary). If the beneficiary is the individual's surviving spouse, distributions may be delayed until the individual would have attained age 70 1/2.

If an individual dies after reaching his or her Required Beginning Date or after distributions have commenced, the individual's interest must generally be distributed at least as rapidly as under the method of distribution in effect at the time of the individual's death.

The minimum distribution requirements apply to Roth IRAs after the Contract owner dies, but not while the Contract owner is alive. In addition, if the owner of a Traditional or Roth IRA dies and the Contract owner's spouse is the sole designated beneficiary, the surviving spouse may elect to treat the Traditional or Roth IRA as his or her own.

In 2002 and in 2004, the Internal Revenue Service issued final and temporary regulations in the Federal Register relating to minimum required distributions. Please consult with your tax or legal adviser with any questions regarding the new regulations.

(C) WITHHOLDING We are generally required to withhold federal income tax from the taxable portion of each distribution made under a Contract. The federal income tax withholding requirements, including the rate at which withholding applies, depend on whether a distribution is or is not an eligible rollover distribution.

Federal income tax withholding from the taxable portion of distributions that are not eligible rollover distributions is required unless the payee is eligible to, and does in fact, elect not to have income tax withheld by filing an election with us. Where the payee does not elect out of withholding, the rate of income tax to be withheld depends on whether the distribution is nonperiodic or periodic. Regardless of whether an election is made not to have federal income taxes withheld, the recipient is still liable for payment of federal income tax on the taxable portion of the distribution.

For periodic payments, federal income tax will be withheld from the taxable portion of the distribution by treating the payment as wages under IRS wage withholding tables, using the marital status and number of withholding allowances elected by the payee on an IRS Form W-4P, or acceptable substitute, filed us. Where the payee has not filed a Form W-4P, or acceptable substitute, with us, the payee will be treated as married claiming three withholding allowances. Special rules apply where the payee has not provided us with a proper taxpayer identification number or where the payments are sent outside the United States or U.S. possessions.

For nonperiodic distributions, where a payee has not elected out of withholding, income tax will be withheld at a rate of 10 percent from the taxable portion of the distribution.

Federal income tax withholding is required at a rate of 20 percent from the taxable portion of any distribution that is an eligible rollover distribution to the extent it is not directly rolled over to an eligible recipient plan. Payees cannot elect out of income tax withholding with respect to such distributions.

Also, special withholding rules apply with respect to distributions from non-governmental section 457(b) plans, and to distributions made to individuals who are neither citizens or resident aliens of the United States.

22                                           HARTFORD LIFE INSURANCE COMPANY

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6. ROLLOVER DISTRIBUTIONS -- Under present federal tax law, "eligible rollover distributions" from qualified retirement plans under section 401(a) of the Code, qualified annuities under section 403(a) of the Code, section 403(b) arrangements, and governmental 457(b) plans generally can be rolled over tax-free within 60 days to any of such plans or arrangements that accept such rollovers. Similarly, distributions from an IRA generally are permitted to be rolled over tax-free within 60 days to a qualified plan, qualified annuity, section 403(b) arrangement, or governmental 457(b) plan. After tax contributions may be rolled over from a qualified plan, qualified annuity or governmental 457 plan into another qualified plan or an IRA. In the case of such a rollover of after tax contributions, the rollover is permitted to be accomplished only through a direct rollover. In addition, a qualified plan is not permitted to accept rollovers of after tax contributions unless the plan provides separate accounting for such contributions (and earnings thereon). Similar rules apply for purposes of rolling over after tax contributions from a section 403(b) arrangement. After tax contributions (including nondeductible contributions to an IRA) are not permitted to be rolled over from an IRA into a qualified plan, qualified annuity, section 403(b) arrangement, or governmental 457(b) plan.


For this purpose, an eligible rollover distribution is generally a distribution to an employee of all or any portion of the balance to the credit of the employee in a qualified trust under section 401(a) of the Code, qualified annuity under section 403(a) of the Code, a 403(b) arrangement or governmental 457(b) plan. However, an eligible rollover distribution does not include: any distribution which is one of a series of substantially equal periodic payments (not less frequently than annually) made (1) for the life (or life expectancy) of the employee or the joint lives (or joint life expectancies) of the employee and the employee's designated beneficiary, or (2) for a specified period of 10 years or more; any distribution to the extent it is a required minimum distribution amount (discussed above); or any distribution which is made upon hardship of the employee.



Separate accounting is required on amounts rolled from plans described under Code sections 401, 403(b) or 408(IRA), when those amounts are rolled into plans described under section 457(b) sponsored by governmental employers. These amounts, when distributed from the governmental 457(b) plan, will be subject to the 10% early withdrawal tax applicable to distributions from plans described under sections 401, 403(b) or 408(IRA), respectively.


THE COMPANY


Hartford Life Insurance Company is the issuer of the Contract. Hartford Life Insurance Company is a life insurance company organized under the laws of Connecticut. Our Home Office is located at 200 Hopmeadow Street, Simsbury, CT 06089.


Hartford Life Insurance Company and its subsidiaries ("Hartford Life Insurance Company" or the "Company"), is a direct subsidiary of Hartford Life and Accident Insurance Company ("HLA"), a wholly owned subsidiary of Hartford Life, Inc. ("Hartford Life"). Hartford Life is an indirect subsidiary of The Hartford Financial Services Group, Inc. ("The Hartford"). The Company, together with HLA, provides (i) retail and institutional investment products, including variable annuities, fixed market value adjusted ("MVA") annuities, private placement life insurance, which includes life insurance products purchased by a company on the lives of its employees, and retirement plan services for the savings and retirement needs of over 5.0 million customers, (ii) life insurance for wealth protection, accumulation and transfer needs for approximately 738,000 customers, (iii) group benefits products such as group life and group disability insurance for the benefit of millions of individuals and (iv) fixed annuity products through its international operations. The Company is one of the largest sellers of individual variable annuities, variable universal life insurance and group disability insurance in the United States. The Company's strong position in each of its core businesses provides an opportunity to increase the sale of the Company's products and services as individuals increasingly save and plan for retirement, protect themselves and their families against the financial uncertainties associated with disability or death and engage in estate planning.

Hartford Life Insurance Company is licensed to operate in the District of Columbia and all jurisdictions. We intend to offer the Contract in any jurisdictions in which we are licensed.

LEGAL OPINION


The validity of the interests in the Contracts described in this Prospectus will be passed upon for Hartford by Christopher M. Grinnell, Senior Counsel for Hartford Life Insurance Company.


EXPERTS


The consolidated financial statements and related financial statement schedules incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 2005 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report dated February 22, 2006 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's change in its method of accounting and reporting for certain nontraditional long-duration contracts and for separate accounts in 2004) which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

HARTFORD LIFE INSURANCE COMPANY                                           23

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With respect to the unaudited interim financial information for the periods ended March 31, 2006 and 2005 which is incorporated herein by reference, Deloitte & Touche LLP, an independent registered public accounting firm, have applied limited procedures in accordance with the standards of the Public Company Accounting Oversight Board (United States) for a review of such information. However, as stated in their reports included in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2006 and incorporated by reference herein, they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the unaudited interim financial information because those reports are not "reports" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Registrant anticipates that it will incur the following approximate expenses in connection with the issuance and distribution of the securities to be registered:

Registration fees...........................................   $ 132,000
   (previously registered)
Cost of printing and engraving..............................   $   5,000
Legal fees..................................................   $  10,000
Accounting fees.............................................   $   6,000
Mailing fees................................................   $   2,000

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Sections 33-770 to 33-779, inclusive, of the Connecticut General Statutes provide the standards under which a corporation may indemnify an individual for liability, including legal expenses, incurred because such individual is a party to a proceeding because the individual was a director, officer, employee, or agent of the corporation. Specifically, Section 33-771(a)(2) permits a corporation to indemnify a director if the corporation, pursuant to Section 33-636(b)(5), obligated itself under its certificate of incorporation to indemnify a director for liability except for certain liability involving conduct described in Section 33-636(b)(5). Section 33-776 permits a corporation to indemnify an officer, employee, or agent of the corporation to the same extent as a director as may be provided by the corporation's bylaws, certificate of incorporation, or resolution of the board of directors.

    Section 33-771(e) provides that a corporation incorporated prior to January 1, 1995, must, except to the extent that the certificate of incorporation provides otherwise, indemnify a director to the extent that indemnification is permissible under Sections 33-770 to 33-779, inclusive. Section 33-776(d) sets forth a similar provision with respect to officers, employees and agents of a corporation.

   1. Based on the statutes referenced above, the Depositor must indemnify a director if the director:

       A.   conducted himself in good faith;

       B. reasonably believed (a) in the case of conduct in his official capacity, that his conduct was in the best interests of the corporation or (b) in all other cases, that his conduct was at least not opposed to the best interests of the corporation; and

       C. in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful; or

   2. engaged in conduct for which broader indemnification had been made permissible or obligatory under a provision of the Depositor's certificate of incorporation.

    In addition, the Depositor must indemnify officers, employees and agents for liability if the individual:

       A.   conducted himself in good faith;

       B. reasonably believed (a) in the case of conduct in his official capacity, that his conduct was in the best interests of the corporation or (b) in all other cases, that his conduct was at least not opposed to the best interests of the corporation; and

       C. in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful.

    Section 33-777 permits a corporation to procure insurance on behalf of an individual who was a director or officer of the corporation.

    Consistent with the statute, the directors and officers of the Depositor and Hartford Securities Distribution Company, Inc. ("HSD") are covered under a directors and officers liability insurance policy.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

EXHIBIT
NUMBER                       DESCRIPTION                                    METHOD OF FILING
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    1         Underwriting Agreement                       Incorporated by reference to Registration
                                                           Statement File No. 333-24885, dated May 1, 1997.

    4(a)      Group Annuity Contract                       Incorporated by reference to Amendment No. 1 to
                                                           the Registration Statement File No. 33-88786,
                                                           dated April 28, 1995.

    4(b)      Group Annuity Certificate                    Incorporated by reference to Amendment No. 1 to
                                                           the Registration Statement File No. 33-88786,
                                                           dated April 28, 1995.

    4(c)      Individual Annuity Contract                  Incorporated by reference to Amendment No. 1 to
                                                           the Registration Statement File No. 33-88786,
                                                           dated April 28, 1995.

    5         Opinion re: legality                         Filed herewith.

   15         Letter of Awareness of Deloitte & Touche     Filed herewith.
              LLP

   23(a)      Legal Consent                                Filed herewith as Exhibit 5.

   23(b)      Consent of Deloitte & Touche LLP.            Filed herewith.

   99(a)      Copy of Power of Attorney                    Filed herewith.

   99(b)      Copy of Power of Attorney                    Filed herewith.

ITEM 17.  UNDERTAKINGS

   (a)  The undersigned registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement, provided however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement:

           i. To include any Prospectus required by section 10(a)(3) of the Securities Act of 1933;

           ii. To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

           iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (4) That, each prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in the registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

       (5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that, in a primary offering of securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

               (i) any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424 under the Securities Act of 1933;

               (ii) any free writing prospectus relating to the offering
                    prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

               (iii)any portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

               (iv) any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Depositor pursuant to the foregoing provisions, or otherwise, the Depositor has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Depositor of expenses incurred or paid by a director, officer or controlling person of the Depositor in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Depositor will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing this Registration Statement on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Simsbury, State of Connecticut on this 1st day of May, 2006.

HARTFORD LIFE INSURANCE COMPANY


*By:       Thomas M. Marra                               *By:      /s/ Shane Daly
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           Thomas M. Marra,                                        Shane Daly
           President, Chief Executive Officer and                  Attorney-In-Fact
           Chairman of the Board*

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 1st day of May, 2006.

David A. Carlson, Senior Vice President, Director*
Michael L. Kalen, Executive Vice President,
     Director*
Glenn D. Lammey, Chief Financial Officer*
Thomas M. Marra, President, Chief Executive
     Officer and Chairman of the Board, Director*
Ernest M. McNeil, Jr., Vice President & Chief
     Accounting Officer*
John C. Walters, Executive Vice President,
     Director*                                          *By:       /s/ Shane Daly
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Lizabeth H. Zlatkus, Executive Vice President,                     Shane Daly
     Director*                                                     Attorney-in-Fact
David M. Znamierowski, Executive Vice
     President & Chief Investment Officer,
     Director*                                          Date:      May 1, 2006

                                EXHIBIT INDEX

    5       Opinion and Consent of Christopher M. Grinnell, Senior Counsel and Assistant Vice President
            regarding legality of securities to be issued.

   15       Letter of Awareness of Deloitte & Touche LLP.

   23(a)    Legal Consent filed as part of Exhibit 5.

   23(b)    Consent of Deloitte & Touche LLP.

   99(a)    Copy of Power of Attorney.

   99(b)    Copy of Power of Attorney.